Exhibit 5
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER                                            WRITER’S EMAIL
(202) 274-2000

July 11, 2011

Board of Directors
First Niagara Financial Group, Inc.
726 Exchange Street
Suite 618
Buffalo, NY 14210

Re:           Harleysville National Corporation 401(k) Plan
Registration  Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the Harleysville National Corporation 401(k) Plan (the “Plan”).

In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of First Niagara Financial Group, Inc. (the “Company”), the Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Upon the effectiveness of the Form S-8 and in accordance with the Plan, the participation interests in the Plan will be legally issued, fully paid and non-assessable and the shares of common stock of the Company that may be purchased by the Plan will, upon purchase, be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
LUSE GORMAN POMERENK & SCHICK, P.C.
A Professional Corporation